Exhibit 10.7

EXECUTION VERSION

AMENDMENT dated as of July 19, 2013 (this “Amendment”), to the GUARANTEE AND COLLATERAL AGREEMENT dated as of June 23, 2006, as amended and restated as of December 6, 2010, February 14, 2011 and February 28, 2013 and as amended by Amendment No. 1 dated as of July 1, 2013 (the “Guarantee and Collateral Agreement”), among TRANSDIGM INC., a Delaware corporation (the “Borrower”), TRANSDIGM GROUP INCORPORATED, a Delaware corporation (“Holdings”), each subsidiary of the Borrower from time to time party thereto and CREDIT SUISSE AG, as administrative agent and collateral agent (in such capacities, the “Agent”).

A. Reference is made to the Amended and Restated Credit Agreement dated as of February 28, 2013 (as amended by Amendment No. 1 dated as of July 1, 2013, the “Credit Agreement”), among the Borrower, Holdings, the subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and the Agent.

B. Pursuant to Section 9.02(f) of the Credit Agreement, the Agent, Holdings and the Borrower may amend any Loan Document to correct administrative or manifest errors or omissions, so long as such amendment shall have been posted to the Lenders for at least five Business Days and the Required Lenders shall not have objected in writing to such amendment within such five Business Day period.

C. The Agent, Holdings and the Borrower desire to amend the Guarantee and Collateral Agreement, on the terms and subject to the conditions set forth herein, in accordance with Section 9.02(f) of the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein (including the recitals hereto) shall have the meanings given to them in the Credit Agreement. The rules of interpretation set forth in Section 1.03 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 2. Amendment to Guarantee and Collateral Agreement. Subject to the satisfaction of the conditions set forth in Section 3 hereof, the definition of the term “Secured Parties” set forth in Section 1.02 of the Guarantee and Collateral Agreement is hereby amended by replacing the words “Hedging Agreement” in clause (d) thereof with the words “Hedge Agreement”.

SECTION 3. Conditions Precedent to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent (the date on which such conditions precedent are so satisfied, the “Effective Date”):

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(i) the Agent shall have received counterparts of this Amendment that bear the signatures of the Borrower and Holdings; and

(ii) (ii) this Amendment shall have been posted to the Lenders for a period of five Business Days, and the Required Lenders shall not have objected in writing to this Amendment within such five Business Day period.

The Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4. Effect of Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agent under the Guarantee and Collateral Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Guarantee and Collateral Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Guarantee and Collateral Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Guarantee and Collateral Agreement specifically referred to herein. After the Effective Date, any reference to the Guarantee and Collateral Agreement in any Loan Document, and the terms “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import in the Guarantee and Collateral Agreement, shall, unless the context otherwise requires, mean the Guarantee and Collateral Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 5. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic method of transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. The provisions of Sections 9.09 and 9.10 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

SECTION 7. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

TRANSDIGM, INC.

by	/S/ GREGORY RUFUS
Name: Gregory Rufus Title: Executive Vice President, Chief Financial Officer and Secretary

TRANSDIGM GROUP INCORPORATED

by	/S/ GREGORY RUFUS
Name: Gregory Rufus Title: Executive Vice President, Chief Financial Officer and Secretary

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Agent

by	/S/ KEVIN BUDDHDEW
Name: Kevin Buddhdew Title: Authorized Signatory

by	/S/ PATRICK FREYTAG
Name: Patrick Freytag Title: Authorized Signatory